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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

                        ________________________________

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                       Date of Report:  February 1, 2002
                       (Date of earliest event reported)

                        ________________________________

                          VERSACOM INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                        ________________________________


           UTAH                        2-86724D                 87-0396692
(State or other jurisdiction   (Commission File Number)       (IRS Employer
    of incorporation or                                     Identification No.)
      organization)

                            6222 Tower Lane, Suite B
                               Sarasota, FL 34240
               (Address of principal executive offices, zip code)

                                 (941) 341-9777
              (Registrant's telephone number, including area code)

                 (Former Address, if changed since last report)
                            131 N.W. 13/th/ Street
                              Boca Raton, FL 33432

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Item 5. Other Events.
--------------------

     Versacom International, Inc. ("the Company") has changed its principal business address and business telephone number. The current business address and telephone number are set forth hereinabove in this filing.

     Fred Schwartz, who served as CEO, President and Director of the Company has resigned from each of those positions, effective February 1, 2002 citing personal health issues. The Board of Directors of the Company has appointed John Kaiser to the positions of CEO and President of the Company, effective February 1, 2002. Mr. Kaiser is the Founder of the Company and has previously held each of these positions.

     The Board of Directors of the Company has taken action by consent to approve a name change of the Company to Unified Technologies, Inc. and to issue an additional 3,000,000 shares to the Company's ESOP plan. Approval by shareholders holding a majority of the issued and outstanding shares of the Company is required for both actions. An Action by Consent of Shareholders has been prepared and circulated to shareholders holding in the aggregate 51% or more of the issued and outstanding shares of the Company for approval. The Company will prepare and file an additional Form 8-K in the event that formal shareholder approval is obtained for both the name change and the increase in the number of shares to the Company's ESOP plan.

     The Company additionally entered into a Stock Purchase Agreement ("the Stock Purchase Agreement") with Telnet Dynamics International, Inc. ("TDI") dated September 12, 2001 whereby the Company purchased 100% of the issued and outstanding stock of TDI for a combination of cash and stock in the Company. Disputes arose between the Company and the former principals of TDI resulting in the Company and TDI each declaring the other to be in default under the Stock Purchase Agreement. As of October 1, 2001, TDI collected revenue from its operations and has refused to release such revenue to the Company. The Company has attempted to resolve the disputes by way of negotiation. Absent a negotiated resolution of this dispute, litigation between the Company and TDI would appear imminent. At the present time, the Company is not collecting any revenue from TDI and cannot predict when, if ever, it may begin to collect such revenue from TDI again.

                                     -2-
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                                 Signature Page


     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          VERSACOM INTERNATIONAL, INC.


Date: March 13, 2002                    By:          /s/ John Kaiser
                                           -------------------------------------
                                           John Kaiser, Chief Executive Officer
                                      -3-